PRESIDENCE DE LA REPUBLIQUE

SECRETARIAT GENERAL
DU GOUVERNEMENT

REPUBLIQUE DE GUINEE
Travail – Justice – Solidarité

DECRET D/2010 / 071 / PRG/CNDD/SGG
Portant approbation du Contrat de Partage de Production d'Hydrocarbure signé entre la République de Guinée et la Société SCS Corporation

LE PRESIDENT DE LA REPUBLIQUE

Vu Le Communiqué n° 001/CNDD du 23 Décembre 2008, portant prise effective du pouvoir par le Conseil National pour la Démocratie et le Développement, suspension de la Constitution et dissolution du Gouvernement ;

Vu L'Ordonnance N°119/PRG du 23 septembre 1986 portant Code Pétrolier de la République de Guinée ;

Vu L'Ordonnance n° 006/PRG/CNDD du 29 Décembre 2008, portant création d'un poste de Premier Ministre, Chef du Gouvernement ;

Vu Le Procès verbal de la Réunion du CNDD, en date du 06 janvier 2010, désignant Monsieur le Ministre de la Défense nationale, 2ème Vice-Président du CNDD comme Président de la République par Intérim ;

Vu Le Discours de Monsieur le Président par Intérim du 06 janvier 2010, demandant le choix d'un Premier Ministre Chef du Gouvernement d'Union Nationale issu des rangs de l'opposition ;

Vu Les Accords de Ouagadougou en date du 15 janvier 2010 désignant Monsieur le Ministre de la Défense nationale, 2ème Vice-Président du CNDD comme Président de la République par Intérim, Président de la Transition ;

Vu Le Décret n° 001/PRG/SGPRG/2010 du 19 Janvier 2010 portant Nomination du Premier Ministre, Chef du Gouvernement d'Union nationale de la Transition ;

Vu Le Décret n° 003/PRG/CNDD/SGPRG/2010 du 03 Février 2010 portant Restructuration du Gouvernement ;

Vu Le Décret n° 005/PRG/CNDD/SGG/2010 portant nomination des membres du Gouvernement d'Union Nationale de Transition ;

Sur proposition du Ministre des Mines et de la Géologie, après accord du Premier Ministre, Chef du Gouvernement d'Union Nationale de transition;

DECRETE

Article 1er : Le Contrat de Partage de Production d'Hydrocarbures signé entre la République de Guinée et la Société SCS Corporation est approuvé.

Article 2 : Le présent Décret qui prend effet à compter de la date de sa signature sera enregistrée et publiée au Journal Officiel de la République.

Conakry, le 10 MAI 2010

Le Général de Brigade Sékouba KONATE
Président de la Transition
Président de la République par Intérim
Ministre de la Défense